UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2016

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On June 29, 2016, Capnia, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with funds managed by Sabby Management, LLC (“Sabby”), pursuant to which the Company agreed to sell to Sabby, in a private placement, an aggregate of up to 13,780 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred”) at an aggregate purchase price of $13,780,000, which is convertible into 13,780,000 shares of our common stock (“Common Stock”), based on a fixed conversion price of $1.00 per share on an as-converted basis. In connection with the transactions contemplated by the Purchase Agreement, the Company is obligated to (i) redeem an aggregate of 7,780 shares of Series A Convertible Preferred Stock purchased under the Securities Purchase Agreement dated October 12, 2015 (the “2015 Sabby Purchase Agreement”) and held by Sabby for an aggregate amount of $7,780,000, which shares represent 4,205,405 shares of Common Stock on an as-converted basis, (ii) amend the Series D Common Stock Purchase Warrants (the “Existing Warrants”) previously issued to Sabby under the 2015 Sabby Purchase Agreement by reducing the per share exercise price from $2.46 per share to $1.75 per share, and (iii) issue to Maxim Group LLC (“Maxim”), our placement agent, Placement Agent Warrants for the purchase up to 120,000 shares of our Common Stock at an exercise price of $1.75. The transactions contemplated by the Purchase Agreement (collectively, the “Transactions”) were initially consummated at the First Closing (as defined in the Purchase Agreement), which was held on July 5, 2016. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. A description of the material terms of the Transactions is set forth below and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 10.1, and 10.2, which are incorporated herein by reference. On June 29, 2016, the Company also issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1. See Item 5.03 herein for a discussion of the terms of the Preferred Stock.

Aggregate Purchase Price.

The aggregate purchase price to be paid by Sabby for the Series B Convertible Preferred is expected to be approximately $13,780,000 if fully subscribed. The foregoing description of the purchase price is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Closings.

The First Closing Date (as defined in the Purchase Agreement) was subject to the satisfaction of customary closing conditions set forth in the Purchase Agreement and occurred on July 5, 2016. Upon the First Closing Date, the Company sold to Sabby an aggregate of $3,151,000 worth of shares of Series B Convertible Preferred, which are convertible into 3,151,000 shares of Common Stock. In addition, the Company redeemed 1,779 shares of Series A Convertible Preferred Stock representing 389,729 shares of Common Stock on an as-converted basis, for an aggregate price of $1,779,012, amended the Existing Warrants to reduce the per share exercise price from $2.46 per share to $1.75 per share and issued to Maxim Placement Agent Warrants for the purchase up to 27,440 shares of our Common Stock at an exercise price of $1.75.

The Second Closing Date (as defined in the Purchase Agreement) is subject to stockholder approval to issue greater than 19.99% of our Common Stock and effectiveness of the a registration statement covering the resale of the Series B Convertible Preferred. Upon the Second Closing Date (as defined in the Purchase Agreement), the Company agrees to sell, and Sabby agrees to purchase up to an aggregate of $10,629,000 of shares of Series B Convertible Preferred. The aggregate number of shares of Series B Convertible Preferred sold at the Second Closing shall be up to 10,629 shares, which are convertible into 10,629,000 shares of Common Stock. In addition, the Company shall redeem 6,001 shares of Series A Convertible Preferred Stock representing 6,000,988 shares of Common Stock on an as-converted basis, for an aggregate price of $6,001,000 and issue to Maxim additional Placement Agent Warrants for the purchase up to 92,560 shares of our Common Stock. The foregoing description of the closings is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Participation in Future Financing.

The Company is obligated to, from the date of the Purchase Agreement until the date that is the 12-month anniversary of the Effective Date (as defined in the Purchase Agreement), and upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof, to provide Sabby with the right to participate in such offering in an amount of up to 25% of the total offering, on the same terms, conditions and price provided for in the offering. The foregoing description of the participation in future financings is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Standstill.

The Company is obligated to, from the date of the Purchase Agreement until one hundred twenty (120) days after the Effective Date whereby all of the Registrable Securities (as defined in the Purchase Agreement) may be freely sold without restriction, refrain from the issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents (subject to certain exclusions). The foregoing description of the standstill is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Placement Agent.

Pursuant to the terms of the letter agreement between the Company and Maxim Group, LLC (“Maxim”) dated June 26, 2016 (the “Engagement Letter”), Maxim has no obligation to buy any of the securities or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company has agreed to pay Maxim a fee equal to four and one-half percent (4.5%) of the gross proceeds received by the Company from Sabby or Sabby’s affiliates, less the amount of funds used to redeem the Series A Convertible Preferred Stock, received by the Company at each closing. Maxim will also receive a Common Stock Warrant (the “Placement Agent Warrant”) to purchase 2.0% of the total number of shares, less the shares underlying the redeemed Series A Convertible Preferred, of Common Stock underlying the Series B Convertible Preferred being sold in the transaction. In addition, the Company has agreed to reimburse Maxim for its actual, out-of-pocket accountable expenses (including legal fees and expenses) incurred in connection with the Transaction. The foregoing description of the Engagement Letter and the Placement Agent Warrant is not complete and is qualified in its entirety by reference to the full text of the Engagement Letter and the Placement Agent Warrant, which are filed herewith as Exhibits 1.1 and 4.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Stockholder Approval and Voting Agreements.

As discussed above, NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that, for the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) greater than 19.99% of the Common Stock outstanding before the issuance, for less than the greater of the book or market value of the Common Stock, the Company must obtain stockholder approval for the issuance. Accordingly, as set forth above, the sale of shares on the Second Closing Date into Common Stock by Sabby are each limited by and subject to obtaining stockholder approval.

Certain stockholders of the Company entered into a Voting Agreement dated June 29, 2016 (the “Voting Agreement”), pursuant to which they agreed to vote in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of greater than 19.99% of the Common Stock outstanding before the issuance, for less than the greater of the book or market value of the Common Stock. The foregoing description of the Voting Agreement and the Company’s obligation to solicit stockholder approval to increase the number of shares issuable by the Company is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement and the Purchase Agreement, which are filed herewith as Exhibits 9.1 and 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

A description of the material terms of the Transactions set forth above is qualified in its entirety by reference to the documents attached hereto as Exhibits 1.1, 3.1, 4.1, 9.1, 10.1, and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The issuance of the Series B Convertible

Preferred to Sabby will not be registered, and shall be made in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D, because the Series B Convertible Preferred are only being offered to accredited investors.

ITEM 3.03. Material Modification to Rights of Security Holders.

See Item 5.03 herein for a discussion of the terms of the Preferred Stock.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2016, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred with the Secretary of State of the State of Delaware. The number of shares of Preferred Stock designated is 13,780 and each share of Preferred Stock has a stated value equal to $1,000. Under the terms of the Series B Convertible Preferred, until stockholder approval has been obtained, the Company cannot issue any shares of Common Stock to Sabby, and Sabby cannot convert the Preferred Stock into Common Stock, to the extent it would result in ownership in excess of 4.99%.

Voting Rights.

Except as otherwise provided herein or as otherwise required by law, the Series B Convertible Preferred shall have no voting rights. However, as long as any shares of Series B Convertible Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Convertible Preferred, (c) increase the number of authorized shares of Series B Convertible Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series B Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series B Convertible Preferred were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid on a pari passu basis with all holders of Common Stock.

Conversion Price.

The conversion price for the Preferred Stock shall equal $1.00, subject to certain terms as described therein.

The foregoing description of the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01. Other Events.

On June 29, 2016, the Company issued a press release announcing the Company’s entry into the Purchase Agreement pursuant to which it will issue up to $13.78 million of the Series B Convertible Preferred in a private placement to Sabby. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Engagement Letter dated June 26, 2016, between Capnia, Inc. and Maxim Group, LLC

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.1	Form of Placement Agent Warrant

4.2	Form of Series B Convertible Preferred Stock Certificate

9.1	Form of Voting Agreement

10.1	Securities Purchase Agreement dated June 29, 2016

10.2	Form of Registration Rights Agreement

99.1	Press Release dated June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: July 6, 2016

	By:	/s/ David D. O’Toole
David D. O’Toole
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Engagement Letter dated June 26, 2016, between Capnia, Inc. and Maxim Group, LLC

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.1	Form of Placement Agent Warrant

4.2	Form of Series B Convertible Preferred Stock Certificate

9.1	Form of Voting Agreement

10.1	Securities Purchase Agreement dated June 29, 2016

10.2	Form of Registration Rights Agreement

99.1	Press Release dated June 29, 2016